EXHIBIT 10.36
January 25, 2006
Mr. Daniel R. Feehan
3551 Dorothy Ln. S
Fort Worth, TX 76107

Re:	Extension of Amended and Restated Executive Employment Agreement dated as of January 21, 2004 between Cash America International, Inc. and Daniel R. Feehan (“Employment Agreement’)
Dear Mr. Feehan:
     I am pleased to notify you that the Management Development and Compensation Committee (the “Committee”) of the Cash America International, Inc. Board of Directors has elected to extend your Employment Agreement for an additional one-year renewal term commencing May 1, 2006 and ending April 30, 2007. The current term of your Employment Agreement expires April 30, 2006.
     We are providing you this notice in accordance with Section 5.2 of your Employment Agreement. Under that Section, this committee may extend the term of your Employment Agreement for additional successive one-year terms by notifying you in writing, at least 60 days prior to the expiration of the then-current term, of its intention to extend the Employment Agreement.
Yours truly,
/s/ B. D. Hunter
B. D. Hunter, Chairman
Management Development and
Compensation Committee of the
Cash America International, Inc.
Board of Directors